Exhibit 10.25.2

CANCELLATION OF PROMISSORY NOTE

Reference is made to (i) that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of June 9, 2017, among Eventbrite, Inc., a Delaware corporation (“Eventbrite”), Pandora Media, Inc., a Delaware corporation (“Pandora”) and Ticketfly, LLC, and (ii) that certain Convertible Subordinated Promissory Note, dated as of September 1, 2017, in the stated principal amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), made by Eventbrite in favor of Pandora (the “Note”), a copy of which is attached hereto as Annex 1.

Effective (and contingent) upon Pandora’s receipt of (i) an executed Amendment No. 2 to Membership Interest Purchase Agreement and (ii) THIRTY FOUR MILLION, SEVEN HUNDRED FORTY-ONE THOUSAND, EIGHT HUNDRED SEVENTY-FOUR AND NO/100 DOLLARS ($34,741,874) in cash, the Note will be cancelled, terminated and of no further force and effect, and the remaining unpaid principal and interest balance and any other obligations owing by Eventbrite thereunder (whether due or not, and including all accrued and unpaid interest) shall be forgiven and released by Pandora.

PANDORA MEDIA, INC.

By: /s/ Steve Bené
Name: Steve Bené
Title: Secretary
Date: March 30, 2018